EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Class A Convertible Common Stock, par value $0.0001 per share, of Weblink Wireless, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this October 11, 2002.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.


                               Date: October 11, 2002

                               MORGAN STANLEY
                               MORGAN STANLEY LEVERAGED EQUITY FUND II, INC.
                               THE MORGAN STANLEY LEVERAGED EQUITY FUND II, L.P. MORGAN STANLEY CAPITAL PARTNERS III, INC.
                               MSCP III, LLC
                               MORGAN STANLEY CAPITAL PARTNERS III, L.P
                               MORGAN STANLEY CAPITAL INVESTORS, L.P.
                               MSCP 111 892 INVESTORS, L.P.
                               MORGAN STANLEY VENTURE CAPITAL II, INC.
                               MORGAN STANLEY VENTURE PARTNERS II, L.P.
                               MORGAN STANLEY VENTURE CAPITAL
                               FUND II, L.P.
                               MORGAN STANLEY VENTURE CAPITAL
                               FUND II, C.V.
                               MORGAN STANLEY VENTURE INVESTORS, L.P.
                               MORGAN STANLEY VENTURE CAPITAL INC.
                               MORGAN STANLEY VENTURE PARTNERS L.P.
                               MORGAN STANLEY VENTURE CAPITAL FUND, L.P.



                               By: /s/ Peter Vogelsang
                                  ----------------------------------------------
                                  Name:  Peter Vogelsang
                                  Title: Power of Attorney3


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     3 The grant of Power of Attorney to Peter Vogelsang is incorporated herein by reference to Schedule 13G filed by the Reporting Persons on February 14, 1997. See Exhibits 2, 3 and 4 thereto.